Exhibit 99.1

MARA Holdings, Inc. Completes $850 Million Offering of Zero-Coupon Convertible Senior Notes due 2031

Proceeds to be used primarily to acquire bitcoin and repurchase existing convertible notes due 2026

Fort Lauderdale, FL, December 4, 2024 (GLOBE NEWSWIRE) — MARA Holdings, Inc. (NASDAQ: MARA) (“MARA” or the “Company”), a global leader in leveraging digital asset compute to support the energy transformation, today announced the closing on December 4, 2024 of its offering of 0.00% convertible senior notes due 2031 (the “notes”). The aggregate principal amount of the notes sold in the offering was $850 million. MARA also granted the initial purchasers an option to purchase an additional $150 million aggregate principal amount of the notes within a 13-day period beginning on, and including, the date on which the notes were first issued. The notes were sold in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The net proceeds from the sale of the notes were approximately $835.1 million, after deducting the initial purchasers’ discounts and commissions but before estimated offering expenses payable by MARA. MARA expects to use approximately $48 million of the net proceeds from the sale of the notes to repurchase approximately $51 million in aggregate principal amount of its existing convertible notes due 2026 (the “existing 2026 convertible notes”) in privately negotiated transactions with the remainder of the net proceeds to be used to acquire additional bitcoin and for general corporate purposes, which may include working capital, strategic acquisitions, expansion of existing assets, and repayment of additional debt and other outstanding obligations.

The notes are unsecured, senior obligations of MARA. The notes will not bear regular interest and the principal amount of the notes will not accrete. MARA may pay special interest, if any, at its election as the sole remedy for failure to comply with its reporting obligations and under certain other circumstances, each pursuant to the indenture. Special interest, if any, on the notes will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2025 (if and to the extent that special interest is then payable on the notes). The notes will mature on June 1, 2031, unless earlier repurchased, redeemed or converted in accordance with their terms. Subject to certain conditions, on or after June 5, 2029, MARA may redeem for cash all or any portion of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date, if the last reported sale price of MARA’s common stock has been at least 130% of the conversion price then in effect for a specified period of time ending on, and including, the trading day immediately before the date MARA provides the notice of redemption. If MARA redeems fewer than all the outstanding notes, at least $75 million aggregate principal amount of notes must be outstanding and not subject to redemption as of the relevant redemption notice date.

Holders of notes may require MARA to repurchase for cash all or any portion of their notes on June 4, 2027 and on June 4, 2029 or upon the occurrence of certain events that constitute a fundamental change under the indenture governing the notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the date of repurchase. In connection with certain corporate events or if MARA calls any note for redemption, it will, under certain circumstances, be required to increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or notice of redemption.

The notes are convertible into cash, shares of MARA’s common stock, or a combination of cash and shares of MARA’s common stock, at MARA’s election. Prior to March 1, 2031, the notes are convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

The conversion rate for the notes is initially 28.9159 shares of MARA’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $34.5830 per share. The initial conversion price of the notes represents a premium of approximately 40.0% over the U.S. composite volume weighted average price of MARA’s common stock from 2:00 p.m. through 4:00 p.m. Eastern Daylight Time on Monday, December 2, 2024, which was $24.7022. The conversion rate is subject to adjustment upon the occurrence of certain events.

In connection with any repurchase of the existing 2026 convertible notes, MARA expects that holders of the existing 2026 convertible notes who agree to have their notes repurchased and who have hedged their equity price risk with respect to such notes (the “hedged holders”) will unwind all or part of their hedge positions by buying MARA’s common stock and/or entering into or unwinding various derivative transactions with respect to MARA’s common stock. The amount of MARA’s common stock to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of MARA’s common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of MARA’s common stock, including concurrently with the pricing of the notes, resulting in a higher effective conversion price of the notes. MARA cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or MARA’s common stock.

The notes were sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and the shares of MARA’s common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and the notes and any such shares may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The offering of the notes was made only by means of a private offering memorandum.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, the notes, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such state or jurisdiction. Nothing in this press release shall be deemed an offer to purchase MARA’s existing 2026 convertible notes.

About MARA

MARA (NASDAQ:MARA) is a global leader in digital asset compute that develops and deploys innovative technologies to build a more sustainable and inclusive future. MARA secures the world’s preeminent blockchain ledger and supports the energy transformation by converting clean, stranded, or otherwise underutilized energy into economic value.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to MARA’s use of the net proceeds of the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of MARA’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2024, as amended on May 24, 2024, the “Risk Factors” section of MARA’s Quarterly Report on Form 10-Q filed with the SEC on August 1, 2024, the “Risk Factors” section of MARA’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2024 and the risks described in other filings that MARA may make from time to time with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and MARA specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

MARA Company Contact:

Telephone: 800-804-1690

Email: ir@mara.com